NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2013 Q1 Production Results and Provides Operations Update

Corpus Christi, TX, December 10, 2012 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to report financial and production results for the first quarter ended October 31, 2012. Major first quarter highlights and subsequent events include the following:

  The Goliad ISR Project is Fully Permitted for Production: The Company has received all of the required authorizations from the Texas Commission on Environmental Quality, including an Aquifer Exemption which has also now received concurrence from EPA Region 6. Goliad production will greatly increase throughput of U3O8 at the Hobson plant;

  Additional Production Areas at Palangana: Production Area-3 development was completed and production has now commenced, with development and permitting activities continuing on Production Areas-4 and 5;

  Sale of 50,000 Pounds U3O8 Generated Revenues of $2.2 Million: During the quarter, the Company sold 50,000 pounds of U3O8 at $43 per pound for gross proceeds of $2.2 million, with a cash cost per pound sold of $26 excluding royalties. Cash cost per pound increased this quarter due primarily to lower production volume;

  Cumulative Sales to Date: Cumulative sales of U3O8 since commencement of production to October 31, 2012 total 320,000 pounds at a cash cost per pound sold of $20 excluding royalties;

  Exploration Drilling on South Texas Projects Continues: The Company completed extensive drilling campaigns on the Burke Hollow and Channen Projects. Both projects are located within 50 miles of the Hobson plant; and

  The Company's Balance Sheet Remains Strong: As of October 31, 2012, the Company had $17.2 million of cash in the treasury and 34,000 pounds of U3O8 available for sale in inventory with a market value of approximately $1.4 million. The Company is a debt-free, 100%-unhedged producer.

Palangana Mine - Production Update

During the three months ended October 31, 2012, the Palangana Mine produced 29,000 pounds of U3O8 from Production Areas-1 and 2, and the Hobson processing facility processed 31,000 pounds of U3O8. At October 31, 2012, the Company had 34,000 pounds of U3O8 available for sale in inventory, with a market value of approximately $1.4 million.

In early December 2012, with wellfields and well control facilities already constructed, operations at Production Area-3 have commenced. Initial core leach studies indicate encouraging recovery yields, and the Company anticipates it will help to realize a higher level of production at Palangana without recurrent fluctuations.

Development of additional Palangana production areas is well under way as described below.

Palangana Mine - Development Update

At Production Areas-4 and 5, the Company has completed the acquisition of environmental data to enlarge its mine area boundary, aquifer exemption boundary and its radioactive material license area. Applications to expand the boundaries are planned for January 2013.

Production Area-4 monitor well drilling is near completion. Baseline sampling of monitor wells is expected in January 2013 followed by a pump test to satisfy regulatory requirements.

Goliad ISR Project

On December 5, 2012, the Company announced that the final authorization has been granted for production at its Goliad ISR Project in South Texas.  As announced in previous press releases, the Company received all of the required authorizations from the Texas Commission on Environmental Quality, including an Aquifer Exemption, and has now been granted concurrence from EPA Region 6.

Construction at the Goliad ISR project is now accelerating. Once production is achieved, throughput of U3O8 to the Hobson plant will significantly increase.

Burke Hollow Project Exploration Update

From May to October 2012, a total of 266 exploration and offset delineation holes were drilled at the Burke Hollow Project totaling 109,830 feet. To date, the Company has explored approximately 25% of the 17,510-acre project, and five uranium trends have been discovered.

The completion of an initial independently qualified resource statement is underway. In addition, further delineation and exploration drilling to define extensions of known trends is planned.

Environmental data collection has commenced and will continue throughout 2013. A drainage and ecology study is planned for the proposed mine area during the spring of 2013 to initiate the permitting process. Regional baseline wells to establish groundwater quality in the mine area are also planned shortly after the New Year.

South Texas Exploration and Development Update

Salvo ISR Project

Additional exploration and delineation drilling is planned for the proposed PAA-1 area in the future.

Channen Project

Forty-three exploration holes were drilled at the Channen Project during the three months ended October 31, 2012, totaling 39,340 feet. Three Lower Goliad mineralized horizons located between 700 and 820 feet in depth have been encountered along an oxidation-reduction interface with a length of over one mile to date.

Additional exploration drilling will be required in order to delineate these fronts, with approximately 60% of the lease remaining unexplored.

Paraguay ISR Projects

On October 10, 2012, the Company published an NI 43-101 Exploration Target at its Oviedo Project of 23-56 million pounds of U3O8 covering a grade range of 0.040% to 0.052% U3O8. The report was created from results of the Company's 10,000-meter drilling program, and the compilation of historical and other geologic data. The complete report was filed October 15, 2012 on SEDAR(1), and is also available on the Company's website. Currently, company geologists are performing detailed radon surveys over anomalous targets developed through synthesis of historic and current exploration work.

The Company sees its Paraguay holdings - approximately one million acres covered across the Yuty and Oviedo Projects - as a large-scale ISR-amenable uranium district with geology that is very similar to that of South Texas.

Financial Review

The following is a financial review of the Company for the three months ended October 31, 2012, and should be read in conjunction with the condensed consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

During the three months ended October 31, 2012, the Company recorded revenue of $2.2 million resulting from the sale of 50,000 pounds of U3O8 at an average sales price of $43 per pound. Cost of sales including royalties of $0.3 million totaled $1.9 million, or an average $37 per pound sold (comprised of cash cost excluding royalties of $26, royalties of $5 and non-cash cost of $6), resulting in a gross profit of $0.3 million.

During the three months ended October 31, 2012, the Company recorded a net loss of $7.3 million or $0.09 per share (2012 Q1: $5.6 million or $0.07 per share). Expenses totaled $7.6 million (2012 Q1: $6.9 million) and include $4.4 million (2012 Q1: $2.7 million) for mineral property expenditures largely comprised of costs to complete PA-3 construction and exploration of the Burke Hollow and Channen Projects, $2.7 million (2012 Q1: $3.9 million) for general and administrative and $0.5 million (2012 Q1: $0.3 million) for depreciation, amortization and accretion.

Liquidity

Net cash used in operating activities for the three months ended October 31, 2012 was $7.7 million (2012 Q1: $4.8 million). Net cash provided by financing activities for the three months ended October 31, 2012 was $0.0 million (2012 Q1: Net cash used in financing activities of $1.0 million). Net cash used in investing activities for the three months ended October 31, 2012 was $0.1 million (2012 Q1: $1.3 million). At October 31, 2012, the Company had cash and cash equivalents of $17.2 million and working capital of $16.2 million.

Uranium Market Update

On October 31, 2012, the spot price of uranium according to Ux Consulting Company ("Broker Average Price") was $40.63 per pound, down $8.87 for the quarter.  The spot price has since rebounded to $42.50 as of December 3, 2012. The uranium spot price has again found support in the low $40 range, rebounding from prior price lows established in 2009 and 2010. Meanwhile, the long-term uranium contract price maintained stability and was quoted at $60.00 per pound in Ux Consulting Company's last report of the quarter on October 29, 2012.

The challenges to expand uranium supply will be compounded next year as the Highly Enriched Uranium or HEU agreement between the U.S. and Russia expires at the end of 2013. This will reduce secondary supply to the global uranium market by 24 million pounds per year.  The reduction is anticipated to be significant given the current worldwide supply imbalance to meet operating reactor requirements - 180 million pounds of annual worldwide demand versus 140 million pounds of mined supply. In the U.S., the supply demand imbalance is even more pronounced with 104 operating reactors consuming 55 million pounds of uranium annually contrasted with domestic production of only 4 million pounds.

Current spot prices are significantly below levels needed to provide enough economic incentive for new conventional mine development. Analysts have stated prices need to be in excess of $80.00 per pound to motivate producers to develop new projects. The current low spot price has had the opposite effect, with several large scale projects cancelled or postponed.

On the demand side, the worldwide nuclear build-out continues to be strong, with the number of reactors currently under construction totaling 65 in 13 countries.  The emerging markets led by China, India, Russia and South Korea are committed to nuclear energy, and continue to lead the global expansion of new nuclear power plants being planned and built.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is now fully permitted and under construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

(1) In the Company's subject technical report all tonnages, grade, and contained pounds of uranium should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated in the technical report, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic mineral resource on the project.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.